EXHIBIT 23





PRICEWATERHOUSE COOPERS
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                                                 PricewaterhouseCoopers LLP
                                                 300 Atlantic Street
                                                 P.O. Box 9316
                                                 Stamford, CT  06904-9316
                                                 Telephone (203) 539 3000
                                                 Facsimile (203) 539 3001



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-38890, 333-107021 and 333-107020) of UIL
Holdings Corporation of our reports dated January 26, 2004, except for Note A, paragraph 4 ("Restatement") and Note B, as to which the date is July 27, 2004, relating to the financial statements and the financial statement schedule, which appears in this Form 10-KA.




Stamford, Connecticut
September 27, 2004